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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):
                                October 16, 1997




                                COMPOSITECH LTD.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)

          0-20701                                         11-2710467
 (Commissioner File Number)                 (IRS Employer Identification Number)



                               120 Ricefield Lane
                            Hauppauge, New York 11788
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (516) 436-5200

Item 5. Other Events.

          On October 16, 1997, Compositech Ltd. (the "Company") closed a transaction with four Quebec institutional investors (collectively, the "Quebec Investors") to form a 50/50 joint venture for the establishment of a plant in the greater Montreal area to manufacture Compositech's laminates. The investor group is comprised of four institutional investors: Societe Generale de Financement du Quebec, Fonds de solidarite des travailleurs du Quebec (F.T.Q.), Societe Innovatech du Grand Montreal and Fonds regional de solidarite Ile de Montreal. The project cost is estimated to be approximately $24.5 million with an initial capitalization by the parties of approximately $11 million with the balance to be in debt financing for which firm commitments have been obtained from the National Bank of Canada and governmental agencies. The Company's approximately $5.4 million capital investment in the joint venture was funded by the Quebec Investors purchasing 1,066,192 shares of the Company's Common Stock at $5.09 per share (representing the weighted average closing price for the 60 day trading period ending two days before the closing). The Quebec Investors will have an option to sell their 50% interest in the joint venture to the Company for a like number of shares and, under certain circumstances, the Company has an option to purchase the interest for the same number of shares. The plant is planned to start production late in 1998.




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits. The following exhibits accompany this Report:

      Exhibit
      Number                                      Exhibit Description
      ------                                      -------------------

      10.1 Technology Licensing Agreement dated October 16, 1997, by and between Compositech Ltd. and Lamines CTEK Inc.

      10.2 Subscription Agreement dated October 16, 1997, by and among: Societe Innovatech du Grand Montreal, Industries Devma Inc.*, Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.), Fonds Regional de Solidarite Ile de Montreal and Compositech Ltd.

      10.3  Registration Rights Agreement dated October 16, 1997, by and among:
            Societe Innovatech du Grand Montreal, Industries Devma Inc.*, Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.), Fonds Regional de Solidarite Ile de Montreal and Compositech Ltd.

      10.4 Subscription Agreement dated October 16, 1997, by and between Compositech Ltd. and Lamines CTEK Inc.

      10.5 Shareholders Agreement dated October 16, 1997, among the Shareholders of Lamines CTEK Inc.

      10.6  Stock Exchange Agreement dated October 16, 1997, by and among:
            Societe Innovatech du Grand Montreal, Industries Devma Inc.*, Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.), Fonds Regional de Solidarite Ile de Montreal and Compositech Ltd.

      10.7 Sales Agency and Marketing Agreement dated October 16, 1997, by and between Lamines CTEK Inc. and Compositech Ltd.

      10.8 Agreement with respect to electing a nominee of the Quebec Investors to the Board of Directors of Compositech Ltd. dated October 16, 1997, by and among: Societe Innovatech du Grand Montreal, Industries Devma Inc.*, Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.), Fonds Regional de Solidarite Ile de Montreal and Compositech Ltd. and certain of its principal shareholders.

      99.1 News Release dated October 17, 1997, announcing that on October 16, 1997 the Company closed its previously announced transaction with the Quebec Investors.

----------

      * Industries Devma Inc. is a subsidiary of Societe Generale de Financement du Quebec.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COMPOSITECH LTD.



                                        By: /s/ Samuel S. Gross
                                            ----------------------------
                                            Samuel S. Gross
                                            Executive Vice President and
                                            Treasurer


Date: October 27, 1997

                                Index to Exhibits
                                -----------------

    Exhibit                                                        Sequentially
     Number                   Description of Exhibit               Numbered Page
     ------                   ----------------------               -------------

      10.1  Technology Licensing Agreement dated October 16,
            1997, by and between Compositech Ltd. and Lamines
            CTEK Inc.

      10.2 Subscription Agreement dated October 16, 1997, by and among: Societe Innovatech du Grand Montreal, Industries Devma Inc.*, Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.), Fonds Regional de Solidarite Ile de Montreal and Compositech Ltd.

      10.3 Registration Rights Agreement dated October 16, 1997, by and among: Societe Innovatech du Grand Montreal, Industries Devma Inc.*, Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.), Fonds Regional de Solidarite Ile de Montreal and Compositech Ltd.

      10.4 Subscription Agreement dated October 16, 1997, by and between Compositech Ltd. and Lamines CTEK Inc.

      10.5 Shareholders Agreement dated October 16, 1997, among the Shareholders of Lamines CTEK Inc.

      10.6 Stock Exchange Agreement dated October 16, 1997, by and among: Societe Innovatech du Grand Montreal, Industries Devma Inc.*, Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.), Fonds Regional de Solidarite Ile de Montreal and Compositech Ltd.

      10.7  Sales Agency and Marketing Agreement dated October
            16, 1997, by and between Lamines CTEK Inc. and
            Compositech Ltd.

      10.8 Agreement with respect to electing a nominee of the Quebec Investors to the Board of Directors of Compositech Ltd. dated October 16, 1997, by and among: Societe Innovatech du Grand Montreal, Industries Devma Inc.*, Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.), Fonds Regional de Solidarite Ile de Montreal and Compositech Ltd. and certain of its principal shareholders.

      99.1 News Release dated October 17, 1997, announcing that on October 16, 1997 the Company closed its previously announced transaction with the Quebec Investors.